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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

Inverness Medical Innovations, Inc.
Waltham, MA

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4/A of Inverness Medical Innovations, Inc. of our report dated March 1, 2007, relating to the Combined Balance Sheets of Instant Technologies, Inc. and Affiliates as of December 31, 2006 and 2005 and Combined Statements of Income, General and Administrative Expenses, Retained Earnings, Cash Flows and Supplementary Information for the years ended December 31, 2006 and 2005, which report appears in the Form 8-K/A of Inverness Medical Innovations, Inc., filed on April 23, 2007.

/s/  COLBY & COMPANY

COLBY & COMPANY, PLC

Chesapeake, Virginia
November 7, 2007

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS